EXHIBIT 11.1

                           OPINION REGARDING LEGALITY











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                      DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

Daniel W. Carr                                             Fay M. Matsukage*
John J. Coates                                             Adam P. Stapen
Kevin M. Coates                                            Jon Stonbraker
H. Alan Dill                                               Craig A. Stoner
Robert A. Dill                                             Felicity R. Tompkins
Thomas M. Dunn                                             Patrick D. Tooley
John A. Hutchings                                              __________
Stephen M. Lee                                             * ALSO LICENSED
IN NEVADA


June 13, 2003


Bravo Resources Ltd.
#705 - 901 Jervis Street
Vancouver, B.C. V6E 2B6 Canada

RE:      REGISTRATION STATEMENT ON FORM SB-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form SB-1 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 5,500,000 shares of common stock, par value $0.001 per share (the "Shares") of Bravo Resources Ltd. All of the Shares are issued and outstanding and may be offered for sale for the benefit of the selling stockholder named in the Registration Statement. We understand that the Shares are to be sold from time to time at $0.0033 per share, as described in the Registration Statement.

We have also examined the proceedings taken by you in connection with the issuance of the Shares.

On the basis of such examination, we are of the opinion that the Shares have been validly authorized and issued as fully paid and nonassessable shares of common stock of Bravo Resources Ltd.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, in the section captioned "Legal Matters."

Sincerely,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.


Dill Dill Carr Stonbraker & Hutchings, P.C.



            455 SHERMAN STREET, SUITE 300 / DENVER, COLORADO 80203 /
                      FAX (303) 777-3823 / (303) 777-3737
                            E-mail: dillndill@aol.com